As filed with the Securities and Exchange Commission on August 5, 2010

Registration No. 333-164059

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CareFusion Corporation

(Exact name of Registrant as specified in its charter)

Delaware	3841	26-4123274
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

CareFusion Corporation

3750 Torrey View Court

San Diego, California 92130

(858) 617-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joan Stafslien

CareFusion Corporation

3750 Torrey View Court

San Diego, California 92130

(858) 617-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Rod Miller, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Non-accelerated filer	☑
Accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-164059) of the registrant, initially filed with the Securities and Exchange Commission on December 29, 2009 (the “Registration Statement”) hereby further amends the Registration Statement to deregister all securities registered pursuant to the Registration Statement and not otherwise sold by the selling stockholder listed therein as of the date this post-effective amendment is filed.

The Registration Statement was filed in accordance with the Stockholder’s and Registration Rights Agreement dated as of August 31, 2009 filed as Exhibit 4.1 thereto (the “Registration Rights Agreement”). On the date hereof, the registrant has filed a new registration statement on Form S-3 that became effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933, as amended, in fulfillment of its obligations under the Registration Rights Agreement.

In compliance with the registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the registrant is removing from registration by means of this post-effective amendment any securities remaining unsold.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 5, 2010.

CAREFUSION CORPORATION

By:	/s/ DAVID L. SCHLOTTERBECK
David L. Schlotterbeck, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2010.

	Signature	Title
	/s/ DAVID L. SCHLOTTERBECK David L. Schlotterbeck	Chairman and Chief Executive Officer and Director (principal executive officer)
	/s/ EDWARD J. BORKOWSKI Edward J. Borkowski	Chief Financial Officer (principal financial officer)
	/s/ JEAN MASCHAL Jean Maschal	Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer)
	* Philip L. Francis	Director
	* Robert F. Friel	Director
	* Jacqueline B. Kosecoff, Ph.D	Director
	* J. Michael Losh	Presiding Director
	* Gregory T. Lucier	Director
	* Edward D. Miller, M.D.	Director
	* Michael D. O’Halleran	Director
	* Robert P. Wayman	Director

*	/s/ JOAN STAFSLIEN
By: Attorney-in-Fact Joan Stafslien

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